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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 2-96104, 33-13278, 33-27498, 33-45699, 33-58340, 33-50395,
33-51615 and 33-65301, and Form S-8 Nos. 2-67517, 2-97972, 33-20693, 33-21564,
33-41014, 33-52329 and 33-54971) and in the related Prospectuses of Bankers Trust New York Corporation of our report dated January 25, 1996, with respect to the consolidated financial statements of Bankers Trust New York Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                           /S/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               Ernst & Young LLP

New York, New York
March 7, 1996

138  BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES